                                                                   May, 2000

                   ALEX. BROWN INVESTMENT MANAGEMENT ("ABIM")
                           PERSONAL SECURITIES TRADING
                             POLICIES AND PROCEDURES

------------------------------------------------------------------------
I.  INTRODUCTION

                 ABIM recognizes the desirability of permitting Employees and members of their immediate families the opportunity to engage in normal investment practices for their personal accounts and accounts in which they have a beneficial interest. The legitimate investment objectives of Employees, however, must be balanced against the interests of clients as well as ABIM's regulatory responsibilities.

         ABIM's policies and procedures regarding personal securities trading have been developed in response to various securities laws and rules and regulations of self-regulatory agencies. These procedures include many of the recommendations made by a special advisory group formed by the Investment Company Institute to review practices and standards governing personal investing. These procedures have been submitted to the Board of Directors of the Flag Investors Family of mutual funds (the "Funds"), and shall serve as the Code of Ethics required in connection with ABIM's services as investment advisor to the Funds.

           Each Employee is expected to adhere to these policies and procedures so as to avoid any actual or potential conflicts of interest, or situations in which an individual may be accused of having abused a position of trust and responsibility. Any questions regarding the application of these policies and procedures should be directed to the Chief Executive Officer or the designated ABIM compliance officer.

II.  DEFINITIONS

         EMPLOYEE - For purposes of these policies and procedures, the term Employee will refer to all Employees of ABIM and members of their immediate families.

         IMMEDIATE FAMILY - Immediate Family shall include spouse, minor children, dependents and other relatives who share the same house and depend on the Employee for support.

         EMPLOYEE RELATED ACCOUNTS - The term " Employee Related Account" shall mean any account held in the name of an Employee or in which the Employee has a Beneficial Interest. In addition, such accounts include accounts held in the name(s) of any member(s) of the Employee's Immediate Family as well as any account in which those persons have a Beneficial Interest.

         BENEFICIAL OWNERSHIP - Beneficial Ownership of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that an Employee or immediate family member should generally consider himself or herself the beneficial owner of any securities of which he or she shares in the profits, even if he or she has no influence on voting or disposition of the securities. Examples include, but are not limited to, accounts for trusts, partnerships and corporations in which an Employee or immediate family member maintains an interest or derives a benefit.

         DISCRETIONARY ACCOUNTS - An Employee Related Account where full investment discretion has been granted to an investment manager, trustee or outside bank where neither the Employee nor a close relative participates in the investment decisions or is informed in advance of transactions in the account.

III.  POLICIES/PROCEDURES

         A.  SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING

             1.  Initial Public Offerings

         ABIM EMPLOYEES ARE PROHIBITED FROM ACQUIRING SHARES OF AN ISSUER IN AN INITIAL PUBLIC OFFERING.

             2.  Private Securities Transactions

                 ABIM Employees may engage in such transactions after having obtained the prior written approval of the Chief Executive Officer or the designated ABIM compliance officer. Attached as EXHIBIT A is a copy of the general policy and the appropriate form for making such request. Among the factors in considering the request by a senior officer are: 1) whether the opportunity is being made available to the Employee due to the Employee's position within ABIM; 2) whether the transaction would appear to conflict with clients' interests; and, 3) whether the security being offered is an appropriate investment to be made on behalf of clients.

                 Employees who received approval to engage in a private securities transaction must disclose that investment in the event they become involved in any subsequent consideration of the issuer as a potential investment for the Funds or other clients. In such circumstances, a final decision to invest on behalf of clients should be made after independent review by personnel with no personal interest in the issuer.

             3.  Blackout Periods

                 a. PENDING TRADES - Employees are prohibited from executing a transaction in an Employee Related Account when ABIM clients of their respective business unit have pending "buy" or "sell" orders in the same security. This prohibition will remain in effect until such orders are executed or withdrawn.

                 d. FUND TRADES - Employees are prohibited from trading in a security for a period of at least seven calendar days before, and three calendar days after, any transaction by a Fund Account advised by ABIM in the same security. This blackout period would be inapplicable where 1) the market capitalization of the security exceeded $2 billion; and 2) trades of the respective business unit of ABIM do not exceed 10% of the daily average trading volume for the prior 15 days.

                 e. DISCRETIONARY ACCOUNTS - The Blackout Periods described above do not apply to Discretionary Accounts.

             4.  Outside Securities Accounts

                 a.  GENERAL

                     Except in extraordinary circumstances, ABIM prohibits the maintenance of Employee Related Accounts with broker/dealers outside of DBAB. The Chief Executive Officer or the designated ABIM compliance officer approves any requests by Employees for such accounts. If such outside securities accounts are approved, ABIM must receive duplicate copies of confirmations and statements. Before engaging in any transactions, the Employee must confirm that: i) the account has been approved; and, ii) that firm has been instructed to provide duplicate confirmations and statements. Attached as EXHIBIT B, is a copy of the general policy and the appropriate form for making such request. All such accounts are subject to prior approval and record keeping requirements as will be described below.

                 b.  EXCEPTIONS

                     ABIM has determined that the following outside accounts are exempt from the prior approval requirements:

                     (i) accounts maintained directly with an investment company in which shares of open-end investment companies ONLY can be purchased; and

                     (iii)    Discretionary Accounts.

                 c.  TRANSFER

                     Outside accounts which are not exempt under Section 4.b. must be transferred to DBAB within forty-five (45) days of the Employee's hire date.

             5.  Ban on Short-Term Trading Profits

                 In addition to the blackout periods noted above, and in the absence of appropriate extenuating circumstances, ABIM Employees are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Profits realized from trades within the proscribed period will be required to be forfeited to the appropriate ABIM business unit. Under limited and appropriate circumstances, an Employee may request an exception to this restriction. Such requests may only be made to the appropriate Chief Executive Officer or the designated ABIM compliance officer.

             6.  Outside Business Affiliations, Employment or Compensation

                 ABIM Employees may not maintain outside affiliations (e.g. officer or director, governor, trustee, etc.) without the prior written approval of the appropriate senior officer of their respective business units. Attached as EXHIBIT C is a copy of the general policy and the appropriate form for making such request. Service on Boards of publicly traded companies should be limited to a small number of instances. However, such service may be undertaken based upon a determination that these activities are consistent with the interest of ABIM and its clients. Employees serving as directors will not be permitted to participate in the process of making investment decisions on behalf of clients which involve the subject company.

             7.  Gifts

                 ABIM restricts the making or receiving of gifts and gratuities to ensure the highest standards of employee integrity and conduct, and to ensure compliance with rules of the various self-regulatory organizations. ABIM Employees are expected to report and receive prior approval for any such gifts or gratuities, except for gifts of DE MINIMIS value. DE MINIMIS is defined as the annual receipt of gifts from the same source valued at $100 or less.
B.  PROCEDURES FOR PERSONAL INVESTING

             1.  Transaction Approval

                   All ABIM Employees must receive prior approval of personal securities transactions in Employee Related Accounts. All prior approval requests must be made in writing to the appropriate person designated for such approvals. Approvals of transactions are good for the day they are given and must be reinstated the next day if not executed or withdrawn. Attached, as EXHIBIT D is a copy of the Personal Securities Transaction Approval Form to be completed by ABIM Employees. Only after receiving approval may the ABIM Employees contact their registered representative to enter the order.

                   Requests for approval of trades by ABIM Employees (and the accompanying approval form) are to be directed to the Chief Executive Officer, or his designee, and a copy of the completed form will be maintained centrally at ABIM.

                   ABIM has determined that certain securities transactions are exempt from the prior approval requirements as follows:

                          -       Trading activity in Discretionary Accounts;
                          - Shares of open-end investment companies registered under the Investment Company Act of 1940;
                          - Shares purchased under an issuer sponsored dividend reinvestment program;
                          - Purchases and sales of securities issued or guaranteed by the U.S. government or its agencies and bank certificates of deposit;
                          - To the extent acquired from the issuer, purchases effected upon the exercise of rights issued PRO RATA to holders of a class of securities; and
                          - Securities purchased under an employer sponsored stock purchase plan or upon the exercise of employee stock options. ANY SALE OF SECURITIES ACQUIRED PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS REMAINS SUBJECT TO THE PRE-CLEARANCE PROCEDURES.

2.       Records of Securities Transactions

                 a.       GENERAL

                     EACH ABIM EMPLOYEE IS RESPONSIBLE FOR CONFIRMING THAT ALL EMPLOYEE RELATED ACCOUNTS ARE SET UP IN SUCH A WAY THAT DESIGNATED SUPERVISORY PERSONNEL RECEIVE RECORDS OF SECURITIES TRANSACTIONS AS FOLLOWS:

                     (i) In the case of accounts maintained at DBAB, a report system (the Firm Insider Trade Report System) has been developed which will provide designated supervisory personnel a weekly summary report of securities transactions in Employee Related Accounts. At the time an account is approved, Employees must provide the account name and number to the person in their respective business unit responsible for maintaining the report system.

                     (ii) IN THE CASE OF OUTSIDE SECURITIES ACCOUNTS, ABIM MUST RECEIVE DUPLICATE COPIES OF CONFIRMATIONS AND STATEMENTS. BEFORE ENGAGING IN ANY TRANSACTIONS, THE EMPLOYEE MUST CONFIRM THAT: I) THE

                              ACCOUNT HAS BEEN APPROVED; AND, II) THAT FIRM HAS BEEN INSTRUCTED TO PROVIDE DUPLICATE CONFIRMATIONS AND STATEMENTS.

                 b.       EXEMPTIONS

                     (i) Accounts maintained directly with an investment company in which shares of open-end investment companies ONLY can be purchased are exempt from the records requirements, provided that the requisite information regarding the account is disclosed in the Employee's Initial Holdings Report and Annual Holdings Report, as described in paragraph 4.a. below.

                     (ii) Discretionary Accounts are exempt from the records requirements, provided that the requisite information regarding the account is disclosed as described in paragraph 4.b. below.


              3.    Post-Trade Monitoring

        ABIM SUPERVISORY PERSONNEL WILL CONDUCT PERIODIC REVIEWS OF THE TRADING ACTIVITIES OF ABIM EMPLOYEES TO MONITOR COMPLIANCE WITH THESE PROCEDURES SO AS TO ENSURE THAT THE INTERESTS OF ABIM AND ITS CLIENTS ARE NOT COMPROMISED.

              4. Certification/Disclosure of Accounts and Holdings

                 a.  EMPLOYEE RELATED ACCOUNTS

        ALL ABIM EMPLOYEES WILL, AT TIME OF HIRE AND ANNUALLY THEREAFTER, BE PROVIDED WITH A COPY OF THESE POLICIES AND PROCEDURES AND WILL BE REQUESTED TO CERTIFY ANNUALLY THAT THEY HAVE READ AND UNDERSTAND THEM.

                 (i)      INITIAL HOLDINGS REPORT

                          Within 10 days of the Employee's hire date, each Employee shall make an Initial Holdings Report in the form of EXHIBIT E.

                 (ii)     ANNUAL HOLDINGS REPORT

                          On an annual basis, each Employee shall make an Annual Holdings Report in the form of EXHIBIT F. The Annual Holdings Report shall contain information which is current as of a date which is no more than 30 days before the report is submitted.

             b.  DISCRETIONARY ACCOUNTS

                 Each ABIM Employee with an outside Discretionary Account will, at the time of hire and annually thereafter, provide Chief Executive Officer or the designated ABIM compliance officer with a certification from their investment manager, trustee or outside bank, as applicable, as to the discretionary status of the account. The certification form is attached as EXHIBIT G.


        C.   Sanctions

             1. Persons violating the provisions of these Personal Trading Policies and Procedures may be subject to the following sanctions:

                 a. When a violation occurs, a committee consisting of ABIM senior management will review the violation. The committee will determine appropriate sanctions, which may include (but are not limited to) a letter of censure, monetary penalties, restrictions on the violator's personal securities transactions, unwinding of the transaction and disgorgement of profits and suspension or termination of employment.

                 b. The proceeds of any monetary penalties recovered in connection with the sanctions described above shall be donated to the United Way.

                                                                    EXHIBIT A

                         PRIVATE SECURITIES TRANSACTIONS

         Private Securities Transactions are those which are not transacted through a brokerage firm and/or not reflected on records of accounts maintained at such brokerage firms. ABIM Employees and members of their immediate family may not purchase or sell any security (except those exempt under these Personal Securities Policies and Procedures) in a private securities transaction unless the Employee has received the PRIOR WRITTEN APPROVAL of the senior officer of their respective business unit. Requests for approval must be made on the REQUEST FOR APPROVAL OF PRIVATE SECURITIES TRANSACTION FORM (a copy of which is provided with this Code).

         The definition of a private securities transaction should be construed broadly. Any questions regarding such transactions should be directed to the senior officer of the respective business unit.

    PLEASE SEE THE REQUEST FOR APPROVAL OF PRIVATE SECURITIES TRANSACTION
                    FORM BEGINNING ON THE FOLLOWING PAGE

                             REQUEST FOR APPROVAL OF
                          PRIVATE SECURITIES TRANSACTION

To:   J. Dorsey Brown, III    (Chief Executive Officer)

The undersigned requests approval of the following securities transaction:

Issuer:
       ----------------------------------------------------------------------

Is Issuer a publicly traded company?        Yes               No
                                                -------------    ------------

Buy:            Sell:           Anticipated Date of Transaction:
    -----------      ----------                                 -------------

Description of Securities:
                          ---------------------------------------------------

Number of Shares/Units:                     Cost/Proceeds
                       -------------------                -------------------

Name of person from whom I propose to purchase or to whom I propose to sell:

Is this person a client of the Firm?        Yes               No
                                               -------------    -------------

If yes, what is nature of the client relationship between that person and the firm?

To your knowledge, is this investment being offered to
others?         Yes              No
                    ------------   -----------

Are you providing any service or advice to this
Issuer?       Yes               No
                 -------------    ------------

If yes, please describe the service or advice:
                                               ------------------------------



                                          (Name of Person Requesting Approval)


-----------------------------
(Date)                                    (Signature)
 ..............................................................................

                              IMPORTANT NOTICE

         IT IS THE FIRM'S POLICY THAT EMPLOYEES MAY NOT SOLICIT OR RECOMMEND TO ANY CLIENT OF THE FIRM THE PURCHASE OF ANY SECURITY UNLESS SUCH PURCHASE IS MADE THROUGH THE FIRM. MOREOVER, THE RECEIPT BY ANY EMPLOYEE OF A "FINDER'S FEE" OR OTHER COMPENSATION FROM A PERSON OR COMPANY UNRELATED TO THE FIRM FOR REFERRALS OF PROSPECTIVE INVESTORS IS PROHIBITED.

To:      J. Dorsey Brown, III, Chief Executive Officer

         I have reviewed and approved this request for permission to engage in the private securities transaction described. In connection with this request, I have the following comments:

------------------------------------------------------------------------------

------------------------------------------------------------------------------


------------------------------------------------------------------------------

                                               J. Dorsey Brown, III
                                      ----------------------------------------
                                          (Name of Branch/Department Manager)

---------------------------------     ----------------------------------------
(Date)                                (Signature of Branch/Department Manager)

 ..............................................................................


To:                                            (Person Requesting Approval)
   ------------------------------------------

         Your request for permission to engage in the private securities transaction described on the front of this form has been APPROVED. If any of the details of that transaction change, please advise Mutual Funds Compliance BEFORE the transaction is completed.



-------------------------------
(Date)                           J. Dorsey Brown, III, Chief Executive Officer

                                                                      EXHIBIT B

                           OUTSIDE SECURITIES ACCOUNTS

         It is the Firm's policy that all Employee Related Accounts be maintained at DBAB. Such accounts may be maintained at outside firms only in extraordinary circumstances. Any such requests for an outside securities account must be made in writing on a REQUEST FOR APPROVAL OF AN OUTSIDE BROKERAGE ACCOUNT FORM (a copy of which is provided with these procedures) and approved IN ADVANCE by the appropriate senior officer of the respective business unit. Approval will be granted only if:

         - The other firm offers products of services not available through DBAB; or,
         - Other extenuating needs or circumstances exist and are demonstrated.


       PLEASE SEE THE REQUEST FOR APPROVAL OF OUTSIDE BROKERAGE ACCOUNT
                     FORM BEGINNING ON THE FOLLOWING PAGE

              REQUEST FOR APPROVAL OF AN OUTSIDE BROKERAGE ACCOUNT

To:      J. Dorsey Brown, III         From:
    --------------------------------       ---------------------------------
         Branch/Department Manager

The undersigned requests approval to maintain the outside brokerage account described below.

Name & Address
              --------------------------------------------------------------
of Broker Dealer
                ------------------------------------------------------------

Investment Representative for A/C:
                                  ------------------------------------------

A/C #:                               A/C Title:
      ----------------------------              ----------------------------

Reason for Request:
                   ---------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

I understand that if my request is approved, I must:

         1) Comply with the Firm's procedures requiring prior approval by my supervisor of All transactions in this account; and

         2) Make the necessary arrangements for my supervisor to receive duplicate confirmations and monthly statements for this account.

------------------------------------ ----------------------------------------
(Name of Person Requesting Approval) (Signature of Person Requesting Approval)

 ..............................................................................

To:      Mutual Funds Compliance      Date:
                                           ----------------------------------

         I have reviewed and approved this request for the above outside brokerage account.


-----------------------------------   ----------------------------------------
(Name of Branch/Department Manager)   (Signature of Branch/Department Manager)

                                                                     EXHIBIT C
                         OUTSIDE BUSINESS AFFILIATIONS,
                           EMPLOYMENT AND COMPENSATION

                  General Policy

         No ABIM Employee may maintain outside affiliations (directorships, governorships or trusteeships) with business organizations, outside employment or receive compensation from any source, without the PRIOR APPROVAL of the Chief Executive Officer or the designated ABIM compliance officer. In addition, some instances may require approval by the New York Stock Exchange as well. Requests for approval must be made on the OUTSIDE BUSINESS AFFILIATION, EMPLOYMENT OR COMPENSATION FORM (a copy of which is provided with these procedures). Termination of such affiliations must also be reported.

                  Service on Board of Eleemosynary Organizations

         ABIM Employees are encouraged not only to provide monetary support to charitable and civic organizations in their communities, but also to be generous with their time and effort. ABIM is justifiably proud that many Employees serve as officers, directors, trustees or fund-raisers for numerous eleemosynary organizations.

         From time to time, such organizations may need to procure, either directly or indirectly, brokerage or investment management services that DBAB provides, and the Employee associated with such an organization may expect either to provide those services on behalf of DBAB, or be compensated by DBAB as a result of the use of these services, or to be directed business by an unrelated service provider recommended by the Employee to that organization.

         For the benefit of the eleemosynary organization, DBAB and the ABIM Employee associated with the eleemosynary organization, the following guidelines apply WHENEVER DBAB is providing or is expected to provide services, directly or indirectly, to the organization with which the employee is associated:

                  1. The Employee must disclose his or her employment by ABIM; and,
                  2. If the Employee expects to be compensated by DBAB in connection with or as a result of, the services provided by DBAB or an unrelated service provider recommended by the Employee, the Employee must disclose this fact; and,
                  3. If the Employee is a member of the body which decides whether to employ DBAB, the Employee must abstain from participating in the selection of the service provider; and,
                  4. All of the foregoing must be memorialized in writing to the appropriate officer of the board of the eleemosynary organization or in the minutes of the applicable meeting(s) of the governing body at which the selection of the service provider is made.

         PLEASE SEE THE APPROVAL OF OUTSIDE BUSINESS AFFILIATION,
          EMPLOYMENT OR COMPENSATION FORM ON THE FOLLOWING PAGE

            OUTSIDE BUSINESS AFFILIATION, EMPLOYMENT OR COMPENSATION

            FIRM POLICY

         No Employee may maintain any outside affiliations (e.g. officer or director, governor, or trustee etc.) with any business organization, outside employment, or receive compensation from any source without prior approval of the individual's Branch/Department Manager and Mutual Funds Compliance.

         Outside affiliation relationships with non-business organizations (e.g. church, civic organization, etc.) do not require prior approval unless the Employee wants to establish and handle an account for the organization. Generally, Employee's may not serve as trustee for any such accounts while they also serve as IR.

         Please provide the information requested below, sign on the back, and submit the form to you Branch/Department Manager for approval. You will be informed if approval is granted.

1.  Employee Name:
                  ----------------------------------------------------------

2. Organization with which you wish to become affiliated, or organization or person by whom you wish to be employed or compensated:

     a.   Name:
               -------------------------------------------------------------

     b.   Address:
                  ----------------------------------------------------------

     c.   Nature of Business:
                             -----------------------------------------------

     d.   Does the organization have publicly traded securities?
                                                                ------------

     e.   If so, where are they traded?
                                       -------------------------------------

     f.   Does the organization have a brokerage account at the Firm?
                                                                     -------

     g.   If so, what is the account number and who is the IR?
                                                              --------------

3. State the nature of your proposed affiliation or employment, or the nature of the services for which you will be compensated, and briefly describe your duties:
                 -----------------------------------------------------------

     -----------------------------------------------------------------------

     -----------------------------------------------------------------------

4. On what date will your proposed affiliation, employment or compensation begin?
      ----------------------------------------------------------------------

5.   a. Will you be compensated?
                                --------------------------------------------
     b. If so, how much?
                        ----------------------------------------------------

6. State the nature and extent of your financial interest, if any, in the organization:
                 -----------------------------------------------------------

     -----------------------------------------------------------------------

     -----------------------------------------------------------------------

7. State the amount of time you will devote to the organization's business and indicate whether you will devote any time to the organization's business during normal working hours:
                                          ----------------------------------

     -----------------------------------------------------------------------

8. State the reasons why you have been asked to become affiliated with the organization (social contact, knowledge of the industry, etc.)
          ------------------------------------------------------------------

     -----------------------------------------------------------------------

     -----------------------------------------------------------------------

 ............................................................................

To:       J. Dorsey Brown, III                    (Chief Executive Officer)
    --------------------------------------

         The undersigned requests approval of the outside business affiliation, employment or compensation described on the reverse side of this request.

                                    -----------------------------------------
                                    (Name of Person Requesting Approval)

----------------------------------  -----------------------------------------
(Date)                              (Signature of Person Requesting Approval)

 .............................................................................

To:      Mutual Funds Compliance

         I have reviewed and approved this request for the outside business affiliation, employment or compensation described on the reverse side of this request. In connection with this request, I have the following comments:
         -------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

                                    -----------------------------------------
                                    (Name of Branch/Department Manager)

----------------------------------  -----------------------------------------
(Date)                              (Signature of Branch/Department Manager)

 .............................................................................

To:                                              (Person Requesting Approval)
   -------------------------------------

         The outside business affiliation, employment or compensation described on the reverse side of this request has been APPROVED. Please advise your Manager and the Legal/Compliance Department in writing if any of the information on the reverse side of this request changes materially.

----------------------------------  -----------------------------------------
(Date)                              (Mutual Funds Compliance)

            OUTSIDE BUSINESS AFFILIATION, EMPLOYMENT OR COMPENSATION

            FIRM POLICY

         No Employee may maintain any outside affiliations (e.g. officer or director, governor, or trustee etc.) with any business organization, outside employment, or receive compensation from any source without prior approval of the individual's Branch/Department Manager and Mutual Funds Compliance.

         Outside affiliation relationships with non-business organizations (e.g. church, civic organization, etc.) do not require prior approval unless the Employee wants to establish and handle an account for the organization. Generally, Employee's may not serve as trustee for any such accounts while they also serve as IR.

         Please provide the information requested below, sign on the back, and submit the form to you Branch/Department Manager for approval. You will be informed if approval is granted.

1.  Employee Name:
                  ----------------------------------------------------------

2. Organization with which you wish to become affiliated, or organization or person by whom you wish to be employed or compensated:

     a.   Name:
               -------------------------------------------------------------

     b.   Address:
                  ----------------------------------------------------------

     c.   Nature of Business:
                             -----------------------------------------------

     d.   Does the organization have publicly traded securities?
                                                                ------------

     e.   If so, where are they traded?
                                       -------------------------------------

     f.   Does the organization have a brokerage account at the Firm?
                                                                     -------

     g.   If so, what is the account number and who is the IR?
                                                              --------------

3. State the nature of your proposed affiliation or employment, or the nature of the services for which you will be compensated, and briefly describe your duties:
                 -----------------------------------------------------------

     -----------------------------------------------------------------------

     -----------------------------------------------------------------------

4. On what date will your proposed affiliation, employment or compensation begin?
      ----------------------------------------------------------------------

5.   a. Will you be compensated?
                                --------------------------------------------
     b. If so, how much?
                        ----------------------------------------------------

6. State the nature and extent of your financial interest, if any, in the organization:
                 -----------------------------------------------------------

     -----------------------------------------------------------------------

     -----------------------------------------------------------------------

7. State the amount of time you will devote to the organization's business and indicate whether you will devote any time to the organization's business during normal working hours:
                                          ----------------------------------

     -----------------------------------------------------------------------

8. State the reasons why you have been asked to become affiliated with the organization (social contact, knowledge of the industry, etc.)
          ------------------------------------------------------------------

     -----------------------------------------------------------------------

     -----------------------------------------------------------------------

 ............................................................................

To:       J. Dorsey Brown, III                    (Chief Executive Officer)
    --------------------------------------

         The undersigned requests approval of the outside business affiliation, employment or compensation described on the reverse side of this request.

                                    -----------------------------------------
                                    (Name of Person Requesting Approval)

----------------------------------  -----------------------------------------
(Date)                              (Signature of Person Requesting Approval)

 .............................................................................

To:      Mutual Funds Compliance

         I have reviewed and approved this request for the outside business affiliation, employment or compensation described on the reverse side of this request. In connection with this request, I have the following comments:
         -------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

                                    -----------------------------------------
                                    (Name of Branch/Department Manager)

----------------------------------  -----------------------------------------
(Date)                              (Signature of Branch/Department Manager)

 .............................................................................

To:                                              (Person Requesting Approval)
   -------------------------------------

         The outside business affiliation, employment or compensation described on the reverse side of this request has been APPROVED. Please advise your Manager and the Legal/Compliance Department in writing if any of the information on the reverse side of this request changes materially.

----------------------------------  -----------------------------------------
(Date)                              (Mutual Funds Compliance)

                                                                 EXHIBIT D

                     ABIM EMPLOYEE TRANSACTION APPROVAL FORM
-----------------------------------------------------------------------------
       EMPLOYEE NAME
-----------------------------------------------------------------------------
      NAME OF SECURITY
-----------------------------------------------------------------------------
    BUY or SELL/ # OF SHARES
-----------------------------------------------------------------------------
         TRADE DATE
-----------------------------------------------------------------------------
         ACCOUNT #
-----------------------------------------------------------------------------
      BROKER/BROKERAGE

Are you aware of any fund trades of the securities named above in the past 3 days or of the intention of any fund manager to trade the securities
named above within the next 7 days?     / /  YES      / /  NO

If the transaction described above is a purchase, does it involve the acquisition of shares of an issuer in an initial public offering?
/ / YES    / / NO
(PURCHASES OF SHARES OF AN ISSUER IN AN INITIAL PUBLIC OFFERING ARE
PROHIBITED.)

If the transaction described above is a transaction for profit, have you held your position in the securities for more than 60 days?
/ / YES    / / NO
(IF TRANSACTION IS FOR PROFIT, POSITION MUST BE HELD A MINIMUM OF SIXTY
(60) DAYS PRIOR TO SALE.)

                                      Approval
                                              ------------------------------

----------------------------------------------------------------------------
                       FOR COMPLIANCE DEPARTMENT USE ONLY

-Market cap:       over $2 billion            under $2 billion
              -----                     ------

-FUND TRADES DO NOT EXCEED 10% OF ISSUER'S AVERAGE DAILY TRADING VOLUME
FOR LAST 15 DAYS:       YES          NO
                   -----        -----

-Blackout period applies:       yes       no
                           -----     -----
                                                                    Initials
                                                           ---------

                                                                    EXHIBIT E

                        ALEX. BROWN INVESTMENT MANAGEMENT
                             INITIAL HOLDINGS REPORT

Name of Reporting Person:
                         ----------------------------------------------------

Date Person Became an Access Person:
                                    -----------------------------------------

Information in Report Dated As Of:
                                  -------------------------------------------

Date Report Due (within 10 days of becoming an Access Person):
                                                              ---------------

Date Report Submitted:
                      -------------------------------------------------------

                             SECURITIES HOLDINGS

-----------------------------------------------------------------------------
 Name of Issuer and Title of           Principal Amount, Maturity Date and
         Security                      Interest Rate (if applicable)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

If you have no securities holdings to report, please check here:
                                                                -------------

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue:
                                                          -------------------

-----------------------------------------------------------------------------

SECURITIES ACCOUNTS

-----------------------------------------------------------------------------
  Name of Broker, Dealer or Bank        Name(s) and Type of Account

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

If you have no securities accounts to report, please check here:
                                                                -------------

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics of Alex. Brown Investment Management.

-------------------------------------  -------------------------------------
Signature                              Date

                                                                   EXHIBIT F

                        ALEX. BROWN INVESTMENT MANAGEMENT
                             ANNUAL HOLDINGS REPORT

Name of Reporting Person:
                         ----------------------------------------------------

Information in Report Dated as have (no more than 30 days before date report is submitted):
                     --------------------------------------------------------

-----------------------------------------------------------------------------

Date Report Due:
                -------------------------------------------------------------

Date Report Submitted:
                      -------------------------------------------------------

Year Ended:
           ------------------------------------------------------------------

                             SECURITIES HOLDINGS
-----------------------------------------------------------------------------
  Name of Issuer and Title of      Principal Amount, Maturity Date and
           Security                Interest Rate (if applicable)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

If you have no securities holdings to report for the year, please check here:
     ------------------------------------------------------------------------

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue:
                                                          -------------------

-----------------------------------------------------------------------------

SECURITIES ACCOUNTS

-----------------------------------------------------------------------------
 Name of Broker, Dealer or Bank   Date Account Was     Name(s) and Type
                                   Established          of Account
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

If you have no securities accounts to report for the year, please check here:
     ------------------------------------------------------------------------

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics of Alex. Brown Investment Management.

-------------------------------------  -------------------------------------
               SIGNATURE                              DATE

                                                                  EXHIBIT G

                  DISCRETIONARY ACCOUNT CERTIFICATION FORM

         I, ____________________ hereby certify that I am a representative of the investment manager, trustee or outside bank at which the account described below is maintained:

ACCOUNT NAME:
             ----------------------------------------------------------------

ACCOUNT NUMBER:
               --------------------------------------------------------------

FIRM AT WHICH
MAINTAINED:
           ------------------------------------------------------------------

BENEFICIARY(IES):
                 ------------------------------------------------------------

         I further certify that neither the Beneficiary named above nor any close relative of the Beneficiary exercises investment discretion over the account, participates in investment decisions with respect to the account or is informed in advance of transactions in the account.


----------------------------------
(Signature)

----------------------------------
(Name)

----------------------------------
(Title)